EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-187666 and 333-240139), Form S-4 (No. 333-139790), and Form S-8 (Nos. 333-136290, 333-147226, 333-202783, 333-204295, 333-204670 and 333-251300) of our reports dated February 29, 2024, with respect to the consolidated financial statements and financial statement schedule of valuation and qualifying accounts of Reliance, Inc. and the effectiveness of internal control over financial reporting.

5
/s/ KPMG LLP

Los Angeles, California
February 29, 2024